Exhibit (p)

FORM OF SUBSCRIPTION AGREEMENT

Board of Directors

New Mountain Finance Corporation

787 7th Avenue, 48th Floor

New York, NY 10019

[                    ], 2011

Ladies and Gentlemen:

In connection with a proposed purchase from New Mountain Finance Corporation (the “Company”) of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), the undersigned (the “Investor”) hereby confirms, certifies and agrees as follows:

I.              Irrevocable Subscription for Shares

A.            The Investor irrevocably subscribes for and agrees to purchase from the Company                    shares of Common Stock (the “Shares”). The Investor agrees to and understands the terms and conditions upon which the Shares are being offered. The price per Share to be paid by the Investor shall be the initial public offering price per share of Common Stock to be paid by investors in the Company’s initial public offering (“IPO”) for a total subscription amount of $               (the “Subscription Amount”).

B.            The Investor understands and agrees that the Company reserves the right to accept or reject the Investor’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance by the Company, and the same shall be deemed to be accepted by the Company only when this Subscription Agreement is signed by a duly authorized person by or on behalf of the Company. In the event of rejection of the entire subscription, the Investor’s Subscription Amount will be returned promptly to the Investor along with this Subscription Agreement, and this Subscription Agreement shall have no force or effect.

II.            Payment by the Investor and Issuance of Shares

Concurrently with the closing of the sale by the Company of common stock in the IPO, the Investor will pay the Subscription Amount, representing payment in full for the Shares by the Investor pursuant to this Subscription Agreement, and the Company will issue the Shares to and in the name of the Investor in the account designated by the Investor.

III.           Representations and Covenants of the Investor

The Investor understands that the Shares are being sold in reliance upon the exemption from registration provided in Section 4(2) of the Securities Act of 1933, as amended (the Board of Directors “Securities Act”) and Regulation D thereunder for transactions involving limited offers and sales, and the Investor makes the following representations, declarations and warranties:

A.            The Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act, as noted on Attachment A entitled “Eligibility Representations of the Investor” following the signature page to this Subscription Agreement. The Investor fully understands that the Shares are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be sold except in accordance with the Securities Act (a) pursuant to a registration statement that has been declared effective under the Securities Act; or (b) pursuant to an available exemption from the registration requirements of the Securities Act. The Investor understands that the registrar and transfer agent for the Shares will not be required to accept for registration or transfer any Shares acquired by the Investor except upon presentation of evidence, satisfactory to the Company and the transfer agent, that the proposed transfer complies with the foregoing. The Investor further understands that any certificates representing Shares acquired by the Investor will bear a legend reflecting the substance of this paragraph.

B.            The Investor has consulted with, as deemed appropriate, his or her attorney, accountant or investment advisor with respect to the investment contemplated hereby and its suitability for the Investor. The Investor acknowledges that in making a decision to subscribe for the Shares the Investor has relied solely upon the independent investigations made by the Investor. The Investor is aware and acknowledges that the Company has been recently formed and has no operating history. The Investor’s investment in the Shares is consistent with the investment purposes and objectives and cash flow requirements of the Investor and will not adversely affect the Investor’s overall need for diversification and liquidity.

C.            The Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares. The Investor represents and agrees that prior to the Investor’s agreement to purchase the Shares, the Investor and the Investor’s advisor or advisors, if any, have asked such questions, received such answers and obtained such information as the Investor deemed relevant to making an investment in the Shares. The Investor became aware of the offering of the Shares solely by means of direct contact between the Investor and the Company on an unsolicited basis. The Investor did not become aware of, nor were the Shares offered to the Investor by, any other means including, in each case, by any form of general solicitation or general advertising. In making the decision to purchase the Shares, the Investor relied solely on information obtained by the Investor directly from the Company as a result of any inquiries by the Investor.

D.            The Investor has such knowledge and experience in financial and business matters so that the Investor is capable of evaluating the merits and risks of the Investor’s investment in the Shares and is able to bear such risks and has obtained, in the Investor’s judgment, sufficient information from the Company or its authorized representative to evaluate the merits and risks of such investment. The Investor has evaluated the risks of investing in the Shares and has determined that the Shares are a suitable investment for the Investor.

E.             The Investor is acquiring the Shares subscribed for herein for its own account and not for the account of others, for investment purposes only and not with a view to distribute or resell such Shares in whole or in part.

F.             The Investor agrees and is aware that no federal or state agency has passed upon the Shares or made any findings or determination as to the fairness of this investment.

G.            The Investor understands that there is no established market for the Shares and that no public market for the Shares may develop.

H.            The execution, delivery and performance by the Investor of this Subscription Agreement will not constitute or result in a breach of or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency or with any agreement or

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other undertaking to which the Investor is a party or by which the Investor is bound. The signature on this Subscription Agreement is genuine, and the Investor has legal competence and capacity to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable in accordance with its terms.

I.              The Investor represents that neither it nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person having a beneficial interest in it, nor any person on whose behalf the Investor is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (v), each a “Prohibited Investor”). The Investor agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. The Investor consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its affiliates and agents of such information about the Investor as the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. The Investor acknowledges that if, following its investment in the Company, the Company reasonably believes that the Investor is a Prohibited Investor or is otherwise engaged in suspicious activity or refuses to provide promptly information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Investor to transfer the Shares. The Investor further acknowledges that the Investor will have no claim against the Company or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.

J.             The Investor hereby (i) acknowledges that the Company and others will rely upon the Investor’s confirmations, acknowledgments, agreements and binding commitment to purchase Shares, (ii) agrees that the Company is entitled to rely upon this agreement and the terms, representations and warranties hereof; and (iii) authorizes the Company to produce this Agreement or a copy hereof to an interested party in any administrative or legal proceeding or official inquiry with respect to the matter covered hereby.

IV.           Lock-Up Agreement

Concurrently with the execution of this Agreement, the Investor agrees to execute and agree to the terms of the lock-up agreement set forth in Exhibit A hereto.

V.            General

A.            Indemnification.  The Investor agrees to indemnify and hold harmless the Company and its directors, executive officers and each other person, if any, who control or are controlled by the Company, within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, from and against any and all loss, liability, claim, damage and expense whatsoever (including, without limitation, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon (a) any false, misleading or incomplete representation, declaration or warranty or

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breach or failure by the Investor to comply with any covenant or agreement made by the Investor in this Subscription Agreement or (b) any action for securities law violations by the Investor arising out of the foregoing.

B.            Severability.  If any provision of this Subscription Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith. Any provision hereof which may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to this extent the provisions hereof, shall be severable.

C.            Binding Effect.  This Subscription Agreement shall be binding upon the Investor and the heirs, personal representatives, successors and assigns of the Investor.

D.            Transferability.  Neither this Subscription Agreement nor any rights which may accrue to an Investor hereunder may be transferred or assigned.

E.             Acknowledgement.  The Investor understands and acknowledges that the Investor is purchasing the Shares from the Company and not any other entity or individual. The Investor is aware and agrees that no entity or individual, other than the Company, made any representations, declarations or warranties to the Investor regarding the Company or its offering of the Shares. The Investor further acknowledges and agrees that no entity or individual, other than the Company, made any offer to sell, or solicited any offer to buy, any of the Shares that the Investor proposes to acquire from the Company hereunder.

F.             Choice of Law.  Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of law.

VI.           Additional Information and Subsequent Changes in the Foregoing Representations

The Company may request from the Investor such additional information as the Company may deem necessary to evaluate the eligibility of the Investor to acquire the Shares, and may request from time to time such information as the Company may deem necessary to determine the eligibility of the Investor to hold the Shares or to enable the Company to determine the Company’s compliance with applicable regulatory requirements or tax status, and the Investor shall provide such information as may reasonably be requested. The Investor agrees to notify the Company promptly if there is any change with respect to any of the information, representations or certifications herein or in Exhibit A hereto and to provide the Company with such further information as the Company may reasonably require.

[Remainder Of This Page Has Been Intentionally Left Blank]

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Very truly yours,

Date: , 2011
Name

Accepted as of day of , 2011:

NEW MOUNTAIN FINANCE CORPORATION

By:
Name:
Title:

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Attachment A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

ACCREDITED INVESTOR STATUS FOR INDIVIDUALS

(Please check the applicable subparagraphs):

1.	☐	I am a director or executive officer of the Company.

2.	☐	I am a natural person and have a net worth,(1) either alone or with my spouse, of more than $1,000,000 (excluding the value of my primary residence).

3.	☐

I am a natural person and had individual income in excess of $200,000 during each of the previous two years and reasonably expect to have individual income in excess of $200,000 during the current year, or joint income with my spouse in excess of $300,000 during each of the previous two years and reasonably expect to have joint income in excess of $300,000 during the current year.

(1)   For purposes of this item, “net worth” means the excess of total assets at fair market value, including home furnishings and automobiles (excluding the value of an investor’s primary residence) over total liabilities (excluding the indebtedness secured by the primary residence of the Investor up to its fair market value).

Exhibit A

New Mountain Finance Corporation

Lock-Up Agreement

March     , 2011

Goldman, Sachs & Co.

Wells Fargo Securities, LLC

Morgan Stanley & Co. Incorporated

c/o Goldman, Sachs & Co.

200 West Street

New York, NY  10282-2198

Re:  New Mountain Finance Corporation - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Goldman, Sachs & Co., Wells Fargo Securities, LLC and Morgan Stanley & Co. Incorporated as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with New Mountain Finance Corporation, a Delaware corporation (the “Company”), New Mountain Finance Holdings, L.L.C., formerly known as New Mountain Guardian (Leveraged), L.L.C., a Delaware limited liability company (“NMF LLC”), New Mountain Finance Advisers BDC, L.L.C., a Delaware limited liability company, and New Mountain Finance Administration, L.L.C., a Delaware limited liability company, providing for a public offering of the Common Stock of the Company (the “Shares”) pursuant to a Registration Statement on Form N-2 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, exchange, convert, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, including membership interests in NMF LLC, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”) or (ii) publicly announce an intention to effect any transaction specified in clause (i). The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 14 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of the Representatives on behalf of the Underwriters.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is (a) a corporation, limited liability company, partnership (including a limited partnership) or other entity, such corporation, limited liability company, partnership (including a limited partnership) or other entity may transfer the Undersigned’s Shares to any wholly-owned subsidiary of such corporation, limited liability company, partnership (including a limited partnership) or other entity; or (b) a limited liability company or partnership (including a limited partnership), such limited liability company or partnership (including a limited partnership) may transfer the Undersigned’s Shares to any member or partner of such limited liability company or partnership (including a limited partnership); provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Undersigned’s Shares subject to the provisions of this Agreement and there shall be no further transfer of such Undersigned’s Shares except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.  The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title